SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act

          Date of Report (Date of Earliest Reported) February 10, 2001


                       ACCORD ADVANCED TECHNOLOGIES, INC.
                       (Name of Small Business Registrant)


        Nevada                       0-27187                   88-0361127
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                         Identification Number.)


                   5002 South Ash Avenue, Tempe, Arizona 85282
           (Address of Principal Executive Offices Including Zip Code)


                                 (480) 820 1400
                         (Registrants Telephone Number)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     Travis Wilson, the beneficial owner of the majority stock of the Registrant, has placed his stock in escrow in anticipation of a proposed merger with National Capital Corporation of Delaware. Said merger will occur if the conditions set forth in the Agreement attached hereto as an exhibit are met within the proscribed time limit of 30 days from the date of the Agreement unless extended by the parties.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     The proposed merger will create a change of control of the assets of the targeted companies. It is anticipated that the acquisition of the targeted companies will be done with the stock of the Registrant subject to shareholder approval.


ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Pursuant to the Agreement attached as an exhibit, Mr. Travis Wilson has resigned as a Director and CEO of Accord Advanced Technologies, Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

           2.   Agreement regarding the proposed merger

          17.   Mr. Wilson's letter of resignation

          99.   Press release dated February 12, 2001


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Accord Advanced Technologies, Inc.

February 13, 2001                        By: /s/ John J. Stanulonis
                                            ------------------------------------
                                            John J. Stanulonis, Director and CEO